THIRD ADDENDUM TO EMPLOYMENT AGREEMENT

This third addendum ("**Addendum**") is made and entered into this 20_ day of March 2021, by and between Qnergy Inc. ("**Qnergy**" or "**Company**"), and Ory Zik, (the "**Employee**"). Each of the Company and Employee shall be referred to herein as a "**Party**" and collectively, the "**Parties**".

WHEREAS the Parties hereto are parties to a certain Employment Agreement by and between Qnergy and the Employee, dated April 25, 2018, as amended on October 14, 2018 and March 3, 2020 (the "**Agreement**"); and

WHEREAS the Parties wish to add and amend certain terms as further detailed hereunder, so that this Addendum will be attached to the Agreement and the Agreement will continue to be in effect, subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual premises, covenants and undertakings contained herein, the Parties hereto have hereby agreed as follows:

1. M&A BONUS

Effective as of the date hereof, Section 6.4 ("**M&A Bonus**") of the Agreement shall be amended and replaced in its entirely to read as follows:

"*M&A Bonus. If the Company consummates an M&A Transaction (as defined below) during the term of this Agreement, then the Employee shall be eligible for an M&A Bonus to be paid directly from funding upon completion of the transaction. The M&A Bonus shall be calculated as follows:*

(i) A one-time cash payment equivalent to 25% of the total net value of vested options then-held by the Employee; plus

(ii) upon consummation of an M&A Transaction reflecting a Company valuation of at least US$250,000,000, Employee shall be entitled to an additional one-time cash payment in the total amount of US$1,500,000;

*For the purpose of this Section, "**M&A Transaction**" shall mean (i) the sale of all or substantially all the assets of the Company to a third party;(ii) any merger, consolidation or acquisition of the Company with, by or into another third party corporation, entity or person resulting in more than fifty percent (50%) of the voting rights and/or capital stock of the Company being owned by entities or persons different from the entities, trusts, or persons directly or indirectly owning such assets, voting rights or capital stock prior to such transaction; or (iii) a transaction pursuant to which more than fifty percent (50%) of the Company's equity prior to the transaction are sold to a third party.*

In the case the M&A Transaction shall be partial (i.e. results in the sale of less than 100% of the voting rights, capital stock or equity of the Company) then Employee shall receive a pro-rata portion of the M&A Bonus, based on the percentage sold. For illustration purposes, in an M&A Transaction resulting in the sale of 60% of the equity of the Company to a third party, the Employee shall receive 60% of the M&A Bonus."

2. COMPENSATION

2.1. Options Grant. A recommendation shall be made to the Board of Directors (the "**Board**") of the Company, to approve that the Company shall grant the Employee an option to purchase 58,767 shares of Company Stock at an exercise price of US$40.00 per Share (the "**Options**" and "**Exercise Price**" respectively), according to the incentive stock option plan of the Company (the "**Plan**"), with such Options to be governed by the terms and conditions thereof and the respective option agreement to be executed between the Company and Employee;

2.2. Salary Increase. Upon consummation of an equity financing round of the Company (including by way of an IPO) or an M&A Transaction, the Employee's Base Salary shall be increased by 5%, effective retroactively as of January 1, 2021.

3. GENERAL PROVISIONS.

3.1. Capitalized Terms. The meaning of any capitalized term used but not defined in this Addendum shall be identical to meaning defined for such capitalized term in the Agreement.

3.2. Changes. Except for the changes and/or additions stated herein, all the other terms of the Agreement shall remain valid and bind the parties without any change.

3.3. Contradiction. In any case of a contradiction between the provisions of this Addendum and the provisions of the Agreement, the provisions of this Addendum shall supersede and prevail the provisions of the Agreement.

3.4. Execution. This Addendum may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have hereby duly executed this Addendum on the day and year first set forth above.

QNERGY INC.
By: N. Pnndak
Name: ________
Title: Chairman

ORY ZIK